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                                                                   EXHIBIT 10.8

                                  DADE BEHRING
                         2002 DIRECTOR STOCK OPTION PLAN

     1. PURPOSE OF OPTION PLAN. This Dade Behring 2002 Director Stock Option Plan (the "OPTION PLAN") of Dade Behring Holdings, Inc. (the "COMPANY") is designed to attract and retain individuals who are not employees of the Company or its Subsidiaries to serve as directors of the Company through grants of Options by the Company to Directors.

     2. DEFINITIONS. Certain terms used in this Option Plan have the meanings set forth in Appendix I.

     3.   GRANT OF OPTIONS.

     The Options granted under this Option Plan shall be in such number and form and upon such terms and conditions as set forth below:

     (a) NUMBER OF OPTIONS. Options for Twenty-Five Thousand (25,000) Option Shares shall be granted as of the Effective Date to each Director.

     (b) OPTION PRICE. The Option exercise price per share ("Option Price") for each Option granted as of the Effective Date shall be fourteen dollars seventy-two cents ($14.72).

     (c) EXERCISABILITY. The Options at each date set forth below will vest and thus become exercisable with respect to the cumulative number of Option Shares set forth opposite such date provided the respective Director has not had a Termination Date prior to such date:

                                CUMULATIVE NUMBER
                  DATE           OF OPTION SHARES
             ---------------    -----------------
             October 3, 2003          8,334

             October 3, 2004         16,667

             October 3, 2005         25,000

     (d) EXPIRATION DATE. Except as otherwise set forth herein, vested and exercisable Options will expire on the earliest of (i) the six month anniversary of the Director's Termination Date if the Director's Termination Date occurs as a result of death or disability; (ii) if the Director's Termination Date occurs other than as a result of death or disability, then on the ninetieth (90th) day after the Director's Termination Date; or (iii) the tenth anniversary of the date of grant; provided that any portion of the Options which has not vested on or prior to the Termination

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          Date shall expire on the Termination Date and may not be exercised under any circumstance.

     (e) VESTING OF OPTION SHARES. Option Shares shall be fully vested immediately upon exercise of the vested and exercisable Option to which such Option Shares were subject.

     (f) PROCEDURE FOR EXERCISE. At any time after all or any portion of the Options have become vested and exercisable with respect to any Option Shares and prior to their expiration date (as described in Section 3(d) above), a Director may exercise all or a portion of such Option with respect to the Option Shares by providing notice of exercise to the Company or its designee in such manner designated by the Company together with payment in full. Payment may be made by delivery of (i) cash or its equivalent (e.g., by check), (ii) other shares of Common Stock (by either actual delivery of Common Stock or by attestation - presenting satisfactory proof of beneficial ownership of such Common Stock; provided such shares of Common Stock were held for at least six months (or such other period established by generally accepted accounting principles) if such shares were received under this Option Plan or any other equity compensation plan of the Company) in the amount or value equal to the product of the Option Price multiplied by the number of Option Shares to be acquired plus the amount of any additional federal, state and local taxes required to be withheld by reason of the exercise of the Option, or (iii) partly as set forth in
          (i) and partly as set forth in (ii). Alternatively, if the Common Stock is listed on the Nasdaq stock market or a national securities exchange, payment of the Option Price multiplied by the number of Option Shares to be acquired plus the amount of any additional federal, state and local taxes required to be withheld may be made, to the extent permissible by law, by a "cashless exercise" through a third party.

     (g) NONQUALIFIED OPTIONS. Options are not intended to be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

     4. ADMINISTRATION OF THE OPTION PLAN. Without amending this Option Plan, Options or other awards may be granted to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Option Plan as may, in the judgment of the Board, be necessary or desirable to foster and promote achievement of the purposes of this Option Plan and, in furtherance of such purposes, the Board may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws or regulations in other countries or jurisdictions.

     5. RESTRICTIONS ON TRANSFER. A Director or the Director's estate or heirs are entitled to exercise the Options. The Directors may transfer Options to family members. For this purpose the term "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any

                                 - Page 2 of 4 -
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person sharing the Director's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Director) control the management of assets, and any other entity in which these persons (or the Director) own more than fifty percent of the voting interests.

     6. LIMITATION ON THE AGGREGATE NUMBER OF SHARES. The number of shares of Common Stock issued under this Option Plan shall not exceed, in the aggregate, One Hundred Fifty Thousand (150,000) shares of Common Stock (as such number is equitably adjusted pursuant to Section 8 hereof).

     7. REGISTRATION RIGHTS. Each Director shall have rights with respect to Option Shares no less favorable than those rights provided to Management Holders with respect to Registrable Common Stock in the Registration Rights Agreement.

     8. ADJUSTMENT FOR CHANGE IN COMMON STOCK. In the event of a reorganization, recapitalization, stock split, stock dividend, spin-off, combination, corporate exchange, merger, consolidation or other change in the Common Stock or any distribution to shareholders of Common Stock other than regular cash dividends or any transaction determined in good faith by the Board to be similar to the foregoing, the Board shall make appropriate equitable changes in the number and type of shares authorized by this Option Plan, the number and type of shares covered by outstanding Options and the Option Prices specified therein and the maximum number of Shares for which Options may be granted during a calendar year to a Director.

     9. NO CONTRACT OF APPOINTMENT AND STOCKHOLDER STATUS. Neither the adoption of this Option Plan nor the grant of any Options, nor ownership of Options or Common Stock shall be deemed or construed to obligate the Company to continue the appointment or engagement of any Director for any particular period. No Option confers upon any Director any rights as a stockholder of the Company prior to the date on which the Director fulfills all conditions for receipt of such rights.

     10. TAXES. To the extent required by law, the Company shall be entitled to withhold (or secure payment from the Director in lieu of withholding) the amount of any withholding or other tax due from the Director with respect to any amount payable and/or shares of Common Stock issuable under this Option Plan.

     11. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of the Company and a Director, including without limitation, the estate of such Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Director's creditors.

     12. TERMINATION AND AMENDMENT. The Board at any time may suspend or terminate this Option Plan and make such additions or amendments as it deems advisable under this Option Plan, except that no such action shall reduce the number of Option Shares subject to outstanding Options granted to any Director or adversely to the Director change the terms and conditions of such outstanding Options without the Director's consent (or if the Director is not alive, the consent of the affected beneficiary of the Director).

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     13.  DELAWARE LAW TO GOVERN. This Option Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to internal conflict rules.

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                                   APPENDIX I

     "BOARD" means the Company's board of directors.

     "COMMON STOCK" means the Company's class of capital stock designed as Common Stock, par value one cent ($0.01) per share, or, in the event that the outstanding shares of Common Stock are after the Effective Date recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

     "DIRECTOR" means a director of the Company on the Effective Date who is not an employee of the Company or any Subsidiary.

     "EFFECTIVE DATE" means October 24, 2002.

     "FAIR MARKET VALUE" of a share of Common Stock means on a given date (a) if the principal market for the Common Stock is the Nasdaq stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the highest and lowest reported sale prices of a share of Common Stock on the date of the determination on the principal market on which the Common Stock is then listed or admitted to trading, (b) if the Common Stock is not listed on the Nasdaq stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the closing high bid and low asked prices of a share of Common Stock on the date of the determination as reported by the system then regarded as the most reliable source of such quotations, (c) if the Common Stock is listed on a domestic stock exchange or market or quoted in a domestic market or service, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices or quotations on the last previous day on which so reported or (d) if none of the foregoing clauses apply, the fair market value of a share of Common Stock as determined in good faith by the Board and stated in writing in a notice delivered to the holders of the Common Stock involved.

     "MANAGEMENT HOLDERS" shall have the meaning assigned to such term in the Registration Rights Agreement.

     "OPTION" means any option enabling the holder thereof to purchase any class of Common Stock from the Company granted pursuant to the provisions of this Option Plan.

     "OPTION SHARES" with respect to a Director, means Common Stock issuable to such Director upon exercise of any Options granted hereunder.

     "REGISTRABLE COMMON STOCK" shall have the meaning assigned to such term in the Registration Rights Agreement.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement attached as Exhibit 10.2 to the Company's Form 10 Registration Statement.

     "SUBSIDIARY" shall mean (a) any corporation of which the outstanding equity interests having at least a majority of votes entitled to be cast in the election of the directors under

                                       A-1
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ordinary circumstances shall at the time be owned, directly or indirectly, by the Company or (b) any other type of business entity of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such the Company.

     "TERMINATION DATE" means the date the Director ceases to be a director, employee or consultant to the Company or any of its Subsidiaries.

                                       A-2
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                                  DADE BEHRING
                         2002 DIRECTOR STOCK OPTION PLAN
                           ACCEPTANCE & ACKNOWLEDGMENT

To:  _______________________

     By signing this form and returning it to Dade Behring Holdings, Inc. (the "Company") you confirm the existence and acceptance of the options to purchase a total of _________ shares of the Company's Common Stock, par value $0.01 per share, at an exercise price of $_____ pursuant to the grant made on __________ pursuant to the Company's 2002 Director Stock Option Plan (the "Option Plan"), a copy of which is attached.

     You represent that when you exercise the Options (as defined in the Option
Plan) you will be purchasing Common Stock (as defined in the Option Plan) for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Common Stock acquired upon exercise of Options unless your offer, sale or other disposition thereof is registered under the Securities Act of 1933 and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration thereunder. You agree that you will not offer, sell or otherwise dispose of any Common Stock acquired upon exercise of Options in any manner which would violate or cause the Company to violate the Securities Act of 1933, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Common Stock acquired upon exercise of Options may bear such legends as the Company deems necessary or desirable in connection with the Securities Act of 1933 or other rules, regulations or laws.

     By signing below and returning this form to the Company, you acknowledge your full understanding of, and agreement with, all of the terms and conditions of the Option Plan (as it may be amended or modified from time to time in accordance with its terms) as applied to your Options and any shares of Common Stock issuable upon exercise of your Options and acknowledge the receipt of a copy of the Option Plan.

                                             Sincerely,

                                             Dade Behring Holdings, Inc.

                                             By:
                                                --------------------------------
                                             Its:

ACCEPTED AND ACKNOWLEDGED

---------------------------------
Name:

Date:
     ----------------------------

Please retain a copy of this form for your own records.